UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 16, 2008
Date of Report (Date of earliest event reported)
InterMune, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

3280 Bayshore Blvd., Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)
(415) 466-2200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On October 16, 2008, InterMune, Inc. (“InterMune”) issued a press release reporting that the Japanese Ministry of Health, Labor and Welfare (MHLW) approved the New Drug Application (J-NDA) submitted by Shionogi and Co., Ltd. (“Shionogi”) to market pirfenidone for the treatment of patients with idiopathic pulmonary fibrosis (IPF) in Japan. Pirfenidone was developed in Japan for the treatment of patients with IPF by Shionogi which has rights to develop pirfenidone in Japan, Taiwan and South Korea.
     InterMune owns rights to the development of pirfenidone in IPF in the United States, Europe and other territories. InterMune is currently conducting the Phase 3 CAPACITY program of pirfenidone in IPF and expects to report top-line efficacy and safety results from CAPACITY in January or February of 2009. While InterMune is encouraged by Shionogi’s announcement of its receipt of regulatory approval in Japan, Shionogi’s receipt of such regulatory approval is not predictive of the outcome of the CAPACITY trials and does not guarantee InterMune’s receipt of regulatory approvals to market pirfenidone in IPF in any of the territories in which InterMune owns rights to pirfenidone. There are key differences between the Shionogi and InterMune clinical trials and there is no assurance that the results of the Shionogi and InterMune clinical trials will be similar or that InterMune will receive corresponding regulatory approvals to market pirfenidone in IPF.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 16, 2008 whereby InterMune reports Japanese regulatory approval of pirfenidone in IPF.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2008	INTERMUNE, INC.
	By:	/s/ Daniel G. Welch
Daniel G. Welch
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 16, 2008 whereby InterMune reports Japanese regulatory approval of pirfenidone in IPF.